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                                                                     Exhibit 1.1

                     KONGZHONG SCHEDULES CONFERENCE CALL FOR
                           2006 THIRD QUARTER EARNINGS

Beijing, October 19, 2006 -- KongZhong Corporation (Nasdaq : KONG), a leading provider of wireless value added services and also operates one of the leading wireless internet portals in China, plans to release its 2006 third quarter financial results after the US financial markets closed on November 08, 2006. The Company will host a conference call at 7:30 pm (EST) to discuss the results.

                                   (Speakers)
                 Yunfan Zhou, Chairman & Chief Executive Officer
                              Nick Yang, President
                         JP Gan, Chief Financial Officer
                       Jillian Wong, Senior Vice President

HONG KONG TIME:                NOVEMBER 09, 2006, THURSDAY, 8:30 AM
EASTERN TIME:                  NOVEMBER 08, 2006, THURSDAY, 7:30 PM
PACIFIC TIME:                  NOVEMBER 08, 2006, THURSDAY, 4:30 PM


CONFERENCE CALL ACCESS NUMBERS:
China Toll Free Number:  10-800-130-0399
Hong Kong Toll Number:  +852-3002-1672
USA Toll Free Number:  +1-866-578-5747
USA Toll Number: +1-617-213-8054
PASSCODE: KONGZHONG

REPLAY ACCESS NUMBERS (FOR 7 DAYS):
USA Toll Free Number:      +1-888-286-8010
USA Toll Number:           +1-617-801-6888
PASSCODE:                  66482208

WEBCAST:
http://ir.kongzhong.com/overview.htm

For information, please contact:
Jillian Wong of KongZhong Corporation
Tel:     +86 10 8857 6000
Fax:     +86 10 8857 5893
Email:   ir@kongzhong.com